Q4/FY’25 Earnings Presentation February 26, 2026 Exhibit 99.1

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, include, but are not limited to, statements regarding: our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; trends, opportunities and risks affecting our business, industry and financial results; our ability to successfully leverage our existing business platform and portfolio of assets to produce low carbon products; the impact of trade policy on our business; the availability of raw materials; production volumes at our production facilities; and the anticipated cost and timing of our capital projects, including turnarounds. Forward-looking statements can generally be identified by words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “will,” “may,” “plan,” “potential,” “should,” “would,” and similar words or phrases, as well as by discussions of strategy, plans or intentions. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties relate to, but are not limited to, business and market disruptions; market conditions and price volatility for our products and feedstocks; global and regional economic downturns that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; increased competitive pressures; our ability to fund the working capital and expansion of our businesses; recruiting and retaining skilled and qualified personnel; our ability to obtain necessary raw materials and purchased components; material increases in cost of raw materials; obtaining and maintaining necessary permits; and other financial, economic, competitive, environmental, political, legal and regulatory factors, including tariffs. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments. Forward-Looking Statements

Stockholder Rights Plan Our Section 382 Stockholder Rights Plan as amended and restated (the “Rights Plan”), is intended to protect our substantial net operating losses (“NOLs”), carryforwards and other tax attributes. We can generally use our NOLs and other tax attributes to reduce federal and state income tax that would be paid in the future. Our ability to use our NOLs could be substantially limited if we experience an “ownership change,” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Rights Plan has been designed to help prevent such an “ownership change.” The Rights Plan provides that if any person becomes the beneficial owner (as defined in the Code) of 4.9% or more of our common stock, stockholders other than the triggering stockholder will be entitled to acquire shares of common stock at a 50% discount or LSB may exchange each right held by such holders for one share of common stock. Under the Rights Plan, any person who currently owns 4.9% or more of LSB’s common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Rights Plan. Our Board of Directors has the discretion to exempt any person or group from the provisions of the Rights Plan. The Rights Plan is in effect until August 22, 2026, unless terminated earlier in accordance with its terms. In Place to Preserve Substantial NOL’s

Strong 2025 Led by Operational Excellence / Strong End Market Outlook Continues 2025 Highlights Continued safety improvement with record low TRIR of .40 and 3 of 4 sites operating injury free operations in 2025 Operational progress achieved during the year enabled us to fully capitalize on favorable pricing Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation in the appendix. AN & Nitric Acid UAN

Demand for Ammonium Nitrate (AN) for explosives in mining is strong across all commodities, but particularly with copper and gold miners who are maximizing production volumes to take advantage of record prices AN demand for explosives for quarrying/aggregate production for infrastructure upgrade and expansion remains steady Robust demand for nitric acid domestically supported by tariffs and preliminary anti-dumping duties on imports of methylene diphenyl diisocyanate (MDI) Our Industrial Products Remains Consistent(1) Sources: Barcharts.com Industrial Market

Strong Fertilizer Pricing with Positive Outlook (1) Sources: Green Markets® A Bloomberg Company Agricultural Market Ammonia prices currently reflect reduced ammonia supply from the Middle East and Trinidad, higher costs of production in Europe and delays in new production capacity, which are constraining global supply availability UAN prices have recently improved, reflecting continued low levels of domestic inventory, constrained supply and a strengthening in Urea prices USDA recently projected 94 million planted acres for corn for the 2027 season, and we anticipate nitrogen demand to track closely with recent years

Q4'25 Financial Results

Improved Production Performance / Enhanced Profitability

$ in millions except EPS	Q4'25	Q4'24	12/31/25	12/31/24
Net Sales	$165 M	$135 M	$615 M	$522M
Adjusted EBITDA[1]	$54 M	$38 M	$162 M	$130 M
Adjusted EBITDA Margin[2]	33%	28%	26%	25%
Diluted EPS	$0.22	$(0.13)	$0.34	$(0.27)

- Significant YOY growth in net sales, adjusted EBITDA and EPS, in both Q4 and FY'25
- Improved production performance, disciplined commercial execution reinforced ability to convert market conditions into enhanced profitability
- No planned turnarounds during Q4 2025

LSB

(1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation in the appendix.
(2) Adjusted EBITDA margin is a non-GAAP financial measure and is calculated as adjusted EBITDA divided by net sales. See the discussion and reconciliation in the appendix.

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Strong Market Pricing and Volumes Offset by Higher Natural Gas Costs Q4’25 Adjusted EBITDA (1) (2) $ in millions (3) (1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation in the appendix. Variable Cost includes realized natural gas cost, sulfur and other variable costs. Other costs include plant fixed costs, SGA and other items.

Continue to opportunistically reduce debt $39.9 MM of debt repurchased for $39.5 MM Net debt/TTM Adjusted EBITDA less than 2.0X Return value to shareholders Repurchased 0.3 MM shares of LXU stock at average cost of $9.15/share Focus on free cash flow generation Capex reflective of continued safety and reliability investments Liquidity Remains Robust Providing Flexibility to Create Value Balance Sheet $96 M(3) $149 M $184 M $441 M $485 M $53 M(3) $67 M(4) $87 M(4) 1.8X 2.3X 12/31/25 Cash & ST Inv. Total Debt Sustaining CAPEX  Operating Cash Flow Net Debt(1)/ TTM  Adj. EBITDA(2) $ in millions $44 M(3) $20 M(4) Free Cash Flow 12/31/24 $25 M(3) $25 M(4) Investment CAPEX  $19 M(3) $(5) M(4) Net Cash After All CAPEX Net debt calculated as total long-term debt including current maturities minus cash and cash equivalents and short-term investments. Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation in the appendix. For twelve months ended December 31, 2025. For twelve months ended December 31, 2024.

2026 Outlook Production & Sales Volume (1)   2026E 2025 Ammonia Production (tons): 780,000 – 810,000 826,000 Ammonia Turnaround Impact (1) ~60,000 Sales Volume (tons):     AN & Nitric Acid 630,000 - 660,000 641,000 UAN 530,000 - 560,000 550,000 UAN Turnaround Impact (1) ~50,000 Ammonia 260,000 - 290,000 316,000 A Year of Continued Reliability Improvement 2026E Variable Plant Expenses Natural Gas Feedstock ~34 MMBtu/ton of ammonia Freight (2) 12% - 14% of sales Electricity 6% - 7% of sales Catalyst Expense 2% - 3% of sales Purchased Products 1% - 2% of sales 2026E Costs and Expenses Fixed Costs: Fixed Plant Expenses (ex-depreciation) $140M - $145M Depreciation Expense $85M - $90M Logistics/Railcar Lease Expense $20M - $25M Turnaround Expense $30M - $35M Other:   SG&A $35M - $40M Interest Expense $25M - $30M Non-Recurring (3) $1M - $3M Effective Tax Rate ~25% Capital Expenditures 2026E 2025 Sustaining ~$55M $53M Investment/Growth ~$20M $25M 2026 reflects planned turnaround activity that will lower ammonia and UAN production by ~60k tons and ~50k tons, respectively. The majority of freight costs are passed through to customers and are included in gross revenue. Leidos trial

Continued Progress on Ammonia Upgrading to Higher Value Products

Improving margins by maximizing downstream production and sales volumes

AN and Nitric Acid Sales Volume (Thousand ST)



Marked increase in downstream product sales as improved reliability continues to enable upgrades
538
529
554
654
641
640 - 670
630 - 660
2023
2024
2025
2026E

UAN Sales Volume (Thousand ST)



UAN sales volume positively impacted by both downstream reliability efforts and increased urea production capacity
483
544
483
550
580 - 610
530 - 560
2023
2024
2025
2026E

Ammonia Sales Volume (Thousand ST)



Decrease in sales volume as ammonia is upgraded to higher value downstream products
375
349
321
316
280 - 310
260 - 290
2023
2024
2025
2026E

Adjustment for turnaround activity[1]
Actual sales volumes/target sales volumes

(1) The impact of turnaround activity varies from period to period depending on the timing and scope of turnarounds. We present adjusted sales volume figures to (i) illustrate the impact of turnaround activity on capacity and (ii) facilitate comparison of results across periods.

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$20 million in run rate EBITDA captured to date – Initiatives underway on $50 million of EBITDA $70 Million of Identified Annual EBITDA Improvements Note: Ranges depicted above based on average pricing of $500 Tampa Ammonia, $260 NOLA UAN, and $4.00 NYMEX Henry Hub $70+ Million of EBITDA ~$20 Million from Production Targets Captured To-Date Program to increase production through operational excellence already underway 22% uplift in Nitric Acid and AN sales volumes since 2023 14% uplift in UAN sales volume since 2023 ~$15 Million from Low carbon opportunities Targeted in 2027 Carbon sequestration at El Dorado to positively impact EBITDA beginning in 2027 Technical Permit expected April 2026 Permit to construct expected August 2026 Permit to inject expected December 2026 Pursuing low carbon product sale and the sale of environmental credits ~$35 Million of Remaining Production and Cost Improvement Production targets remaining to be captured Ammonia capacity utilization improvements/optimization of daily rates Continued improvement in availability and rate of Urea/UAN, Nitric Acid and ANS Process efficiency and cost excellence Natural gas usage, logistics and other variable cost efficiencies Scrap reduction Improved maintenance planning, external and embedded contractor optimization Other process-related improvements Supply chain/procurement optimization 

Expect Permit to Commence Construction of CCS facility Low Carbon Ammonia Project On Track For End of Year ‘26 Startup El Dorado 305-380K MT/y NH3 400-500K MT/y CO2 2026 Jan Begin operations Expect Class VI Permit to Inject CO2 El Dorado CCS Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Expect Completion of Technical Review of Class VI Permit

Appendix

EBITDA and Adjusted EBITDA Reconciliation

LSB Consolidated ($ In Thousands)	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Net income (loss)	**$ 16,132**	**$ (9,149)**	**$ 24,613**	**$ (19,353)**
Plus:				
Interest expense and interest income, net	5,924	6,106	24,539	23,087
Gain on extinguishment of debt	(7)	—	52	(3,013)
Depreciation and amortization	21,672	21,853	81,930	74,478
Provision (benefit) for income taxes	4,599	(4,055)	7,936	(6,684)
EBITDA	**$ 48,320**	**$ 14,755**	**$ 139,070**	**$ 68,515**
Stock-based compensation	1,831	1,565	7,371	6,607
Restructuring costs	—	—	1,063	—
Legal Fees & Settlements - Specific Matters	32	545	981	3,536
Loss on write down of assets	3,401	3,122	6,433	11,703
Turnaround costs	436	17,143	6,158	37,781
Growth Initiatives	64	436	470	1,378
Adjusted EBITDA	**$ 54,084**	**$ 37,566**	**$ 161,546**	**$ 129,520**

(1) EBITDA is defined as net income (loss) plus interest expense and interest income net, plus loss (or less gain) on extinguishment of debt, plus depreciation and amortization (D&A) (which includes D&A of property, plant and equipment and amortization of intangible and other assets), plus provision (or less benefit) for income taxes. We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. EBITDA has limitations and should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to a similarly titled measure of other companies. The above table provides a reconciliation of net income (loss) to EBITDA for the periods indicated. We have not provided a reconciliation between forecasted incremental EBITDA and net income (loss), the most directly comparable GAAP measure, because applicable information for future periods, on which this reconciliation would be based, is not available without unreasonable effort due to the unavailability of reliable estimates for selling prices and natural gas costs, among other items. These items may vary greatly between periods and could significantly impact future financial results.

(2) Adjusted EBITDA is reported to show the impact of non-cash stock-based compensation, one time/non-cash or non-operating items-such as, one-time income or fees, loss (gain) on sale of a business and/or other property and equipment, certain fair market value (FMV) adjustments, and consulting costs associated with reliability and purchasing initiatives (Initiatives). We historically have performed Turnaround activities on an annual basis, however we are moving towards extending Turnarounds to a two or three-year cycle. Rather than being capitalized and amortized over the period of benefit, our accounting policy is to recognize the costs as incurred. Given these Turnarounds are essentially investments that provide benefits over multiple years, they are not reflective of our operating performance in a given year. As a result, we believe it is more meaningful for investors to exclude them from our calculation of adjusted EBITDA used to assess our performance. We believe that the inclusion of supplementary adjustments to EBITDA is appropriate to provide additional information to investors about certain items. The above table provides reconciliations of EBITDA excluding the impact of the supplementary adjustments.

LSB

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Trailing Twelve Month EBITDA and Adjusted EBITDA* (1) See definition of EBITDA on previous page (2) See definition of adjusted EBITDA on previous page *Columns and rows may not foot due to rounding